CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders Putnam Diversified Income Trust

We consent to the use of our report dated November 10, 2005, incorporated in this Registration Statement by reference, to the Putnam Diversified Income Trust and to the references to our firm under the captions “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting and Financial Statements” in the Statement of Additional Information.

KPMG LLP

Boston, Massachusetts January 26, 2006